Exhibit 99.2
For further information, contact:
Donald Duffy
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Copy Centers, LLC
Gary Cosmer — President
(503) 943-2800
TRM Completes Sale of US Photocopier Business to Skyview Capital
Portland, Oregon: January 30, 2007 — TRM Corporation (NASDAQ: TRMM) announced today that it has completed the sale of its US Photocopier business to TRM Copy Centers, LLC, a limited liability company formed by Skyview Capital, LLC, a privately held investment firm, for $9.2 million. Net proceeds from the sale will be used to reduce debt and other corporate purposes.
“The sale of our US Photocopier business is a significant part of our ongoing efforts to simplify our business operations and meet our immediate debt obligations. This sale, together with the sale of our Canadian ATM business, which closed earlier this month, and our United Kingdom ATM business, which closed last week, will allow us to focus our efforts and resources on our United States ATM business. We will continue to have one of the largest ATM networks in the United States and we remain committed to its excellence and growth,” said Jeff Brotman, TRM President and Chief Executive Officer.
TRM Corporation and TRM Copy Centers, LLC have also signed a Facilities Maintenance Agreement and Transition Services Agreement that provide for certain services by and for TRM Corporation during a transition period that is expected to be between 45 and 180 days. Over 100 TRM Corporation employees were transferred with the sale of the US Photocopier business.
Alex Soltani, Chairman and Chief Executive Officer of Skyview Capital also stated: “We are delighted to have consummated this transaction and are looking forward to forging onward and achieving great results with the full pledge and support of TRM Copy Centers, LLC’s exceptional management team.”
TRM Corporation was advised by Allen & Company LLC with respect to the transaction.
TRM Copy Centers, LLC
Regarding the transaction, Gary Cosmer, President of TRM Copy Centers, LLC, stated, “We will now be dedicated exclusively to supporting and improving our copy center locations throughout the United States. Additionally, we are very excited to be bringing operations including photocopier refurbishment and customer service back home to our corporate headquarters in Portland, Oregon. Our immediate goal is to focus on the core strengths that made us the world leader in convenience photocopying; providing superior customer service and support every day, and working side by side with our customers to improve their store traffic and revenue.”
As part of the acquisition from TRM Corporation, TRM Copy Centers, LLC acquired all of the trademarks and rights associated with the TRM Copy Centers brand. Immediate plans for the company include the return of all business operations to its headquarters in Portland, Oregon.
About TRM Corporation
TRM Corporation is a consumer services company that primarily provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates the second largest non-bank ATM network in the United States.
About TRM Copy Centers, LLC
TRM Copy Centers, LLC is a retail photocopy services company that provides convenience copying services in retail environments. TRM Copy Centers operates more than 17,000 copy centers throughout the United States, and supports some of the country’s largest and most successful retailers including grocery, convenience and drug store chains.
About Skyview Capital
Skyview Capital, LLC (www.skyviewcapital.com), a private investment firm headquartered in Beverly Hills, California which specializes in the acquisition and continuous management of “systems — critical” enterprises in the areas of technology, telecommunications, business services, and niche manufacturing. By leveraging its operational capabilities and financial acumen, Skyview systematically enhances the long-term sustainable value of the businesses it acquires.
FORWARD LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; maintaining satisfactory relationships with our banking partners and other lenders including our vault cash suppliers; technological change; our ability to control costs and expenses; competition and our ability to successfully achieve growth in our US ATM business. Additional information on these factors, which could affect our financial results, is included in our SEC filings. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.